FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 4, 2007, United States Cellular Corporation ("U.S. Cellular") entered into a letter agreement ("Agreement") with Citigroup Global Markets Limited, acting through Citigroup Global Markets Inc. as agent ("Citigroup"), relating to an accelerated share repurchase ("ASR"). On April 5, 2007, U.S. Cellular issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, which describes the material terms of the Agreement. Such description of the Agreement is not purported to be complete and is qualified by reference to the complete Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The initial payment of approximately $49 million to Citigroup under the Agreement will be funded from cash on hand, borrowings under the U.S. Cellular Revolving Credit Agreement or a combination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

        (d)   Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: April 9, 2007

By:	/s/ Steven T. Campbell

Steven T. Campbell
Executive Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Letter Agreement dated April 4, 2007 between U.S. Cellular and Citigroup
99.1	Press Release dated April 5, 2007
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement